Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-109062, 333-54310, 333-64806 and 333-74114), Form S-4 (No. 333-131383) and Form S-8 (Nos. 333-136195, 333-136196, 333-10355, 333-17077, 333-17079, 333-17083, 333-60477, 333-66177, 333-74103, 333-60758 and 333-85713) of Quest Diagnostics Incorporated of our report dated February 28, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 28, 2007